Exhibit 10.28

CONVERSION AGREEMENT

This Conversion Agreement (this “Agreement”), effective as of July 3, 2014, is entered into by and between Microlin Bio, Inc., a Delaware corporation (the “Company”), and Joseph Hernandez (“Hernandez”).

WHEREAS, the Company and Hernandez are party to an Employment Agreement, dated as of July 15, 2013 and amended as of June 13, 2014 (the “Employment Agreement”), pursuant to which the Company agreed to pay Hernandez an annual salary of $460,000 until the closing of the Company’s initial public offering of shares of its common stock (the “Initial Public Offering”), at which time Hernandez’s annual salary will decrease to $395,000;

WHEREAS, as of the date of this Agreement, the Company has accrued on its balance sheet, and owes to Hernandez, $357,000 in unpaid salary payable pursuant to the Employment Agreement (the “Accrued Salary”); and

WHEREAS, the Company and Hernandez desire to enter into an agreement with respect to the conversion of a portion of the Accrued Salary into equity of the Company.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Conversion. In accordance with the terms hereof, the Company and Hernandez agree that upon the date the registration statement on Form S-1 filed by the Company in connection with the Initial Public Offering is deemed effective (the “Effective Date”), $200,000 of the Accrued Salary owed to Hernandez by the Company will automatically convert in whole, without any further action by Hernandez, into units (the “Units”), with each unit consisting of one (1) share of common stock and one (1) warrant to purchase one (1) share of common stock (the “Salary Conversion”), which warrant shall be in substantially the same form as the warrants to be issued in the Initial Public Offering. Upon the Salary Conversion, Hernandez shall receive the number of Units equal to the quotient of (x) $200,000 divided by (y) the initial public offering price of the Units.

2. Remaining Accrued Salary. Promptly following the closing of the Initial Public Offering, the Company will pay Hernandez the remaining balance of the Accrued Salary.

3. Further Assurances. Each of the parties hereto shall, from time to time at the request of the other party, furnish the other party such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be necessary to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby.

4. Release. Hernandez, on behalf of himself and his affiliates, representatives, heirs and assigns and for all other persons who may assert a claim by or through him, hereby releases and forever discharges the Company (and all of its affiliates, representatives, successors and assigns), effective upon Hernandez’s receipt of the payment contemplated by Section 2, from all liability, claims and demands, actions and causes of action, damages, costs, payments and expenses of every kind, nature or description arising in connection with the Company’s failure to timely pay the Accrued Salary in accordance with the terms of the Employment Agreement.

5. Miscellaneous.

(a)                Binding Effect. This Agreement will be binding upon and inure to the benefit of both parties and their respective successors and assigns.

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(b)               Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof. This Agreement may not be amended orally but only by a written agreement signed by the Company and Hernandez.

(c)                Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

(d)               Counterparts. This Agreement may be executed in two counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first set forth above.

MICROLIN BIO, INC.

By: /s/ Joseph Hernandez
Name: Joseph Hernandez
Title: Executive Chairman

JOSEPH HERNANDEZ:

By: /s/ Joseph Hernandez
Joseph Hernandez

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